    As filed with the Securities and Exchange Commission on  June 10, 1998

                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                               PMT SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           TENNESSEE                                          62-1215125
 (State or other jurisdiction of                             I.R.S. Employer
  incorporation or organization)                          Identification No.)


                        3841 GREEN HILLS VILLAGE DRIVE
                          NASHVILLE, TENNESSEE 37215
                    (Address of Principal Executive Office)
                                  (Zip Code)
                             ____________________

                              PMT SERVICES, INC.
                           1994 INCENTIVE STOCK PLAN
                             (Full title of plan)

         Richardson M. Roberts                              Copies To:
       Chief Executive Officer,                       Howard W. Herndon, Esq.
          PMT Services, Inc.                       Waller Lansden Dortch & Davis,
     3841 Green Hills Village Drive          A Professional Limited Liability Company
      Nashville, Tennessee 37215                    2100 Nashville City Center
(Name and address of agent for service)                  511 Union Street
                                                  Nashville, Tennessee 37219-1760

                               (615) 254-1539
         (Telephone number, including area code, of agent for service)


 ==================================================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM                  AMOUNT OF
TITLE OF SECURITIES TO              AMOUNT TO BE         OFFERING PRICE    AGGREGATE OFFERING               REGISTRATION
   BE REGISTERED                    REGISTERED(1)         PER SHARE (2)         PRICE (2)                      FEE (2)
===================================================================================================================================
Common Stock, $.01                        400,000        $ 19.438            $ 7,775,200                   $ 2,294
 par value                                shares
===================================================================================================================================

(1) The Registrant previously filed a Registration Statement on Form S-8, No. 33-88974, relating to 2,295,000 shares of Common Stock (as adjusted for both of the Company's stock splits) reserved for issuance under the Registrant's 1994 Incentive Stock Plan and a Registration Statement on Form S-8, No. 333-33021, relating to 1,500,000 additional shares of Common Stock reserved for issuance under the Registrant's 1994 Incentive Stock Plan.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Registrant's Common Stock, $.01 par value per share, on June 5, 1998, as reported by the Nasdaq Stock Market (National Market System).

                               EXPLANATORY NOTE

   This Registration Statement relates to 400,000 additional shares of Common Stock, $.01 par value per share, of PMT Services, Inc., a Tennessee corporation ("PMT" or the "Company"), issuable upon the exercise of stock options that have been granted or may be granted to employees of the Company and its subsidiaries pursuant to the Company's 1994 Incentive Stock Plan, as amended and restated (the "Plan").

   The Plan was adopted by the Board of Directors in May 1994 and subsequently approved by the shareholders of the Company. The Company initially registered 2,295,000 shares of Common Stock (as adjusted for both of the Company's stock splits) to be offered pursuant to the Plan. On October 28, 1996, the Board of Directors of the Company voted to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,500,000 shares from 2,295,000 to 3,795,000 shares. Such increase was approved by shareholders of the Company on December 16, 1996. On September 10, 1997, the Board of Directors of the Company voted to increase the number of shares of Common Stock reserved for issuance under the Plan by 400,000 shares from 3,795,000 to 4,195,000 shares. Such increase was approved by shareholders of the Company on December 19, 1997.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference as of the dates thereof:


            (1) Registration Statement on Form S-8, Registration No. 33-88974, relating to 2,295,000 shares of Common Stock (as adjusted for both of the Company's stock splits) reserved for issuance under the Plan;

            (2) Registration Statement on Form S-8, Registration No. 333-33021, relating to 1,500,000 additional shares of Common Stock reserved for issuance under the Plan;

            (3) Current Report on Form 8-K filed on December 30, 1997, File No. 0-24420, relating to, among other things, the 1994 Incentive Stock Plan, as amended and restated, approved by the shareholders on December 19, 1997;

            (4) Annual Report on Form 10-K for the year ended July 31, 1997 (as amended by Form 10-K/A, filed on October 31, 1997);

            (5) Quarterly Report on Form 10-Q for the quarter ended October 31, 1997; and

            (6) Quarterly Report on Form 10-Q for the quarter ended January 31, 1998.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 9, 1998.


                              PMT SERVICES, INC.


                              By: /s/ Richardson M. Roberts
                                 --------------------------
                                 Richardson M. Roberts
                                 Chairman of the Board and Chief Executive
                                 Officer


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richardson M. Roberts and Gregory S. Daily, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Name                      Title(s)                           Date
    ----                      --------                           ----

/s/ Richardson M. Roberts    Chairman of the Board and          June 9, 1998
-------------------------    Chief Executive Officer;
Richardson M. Roberts        Director (principal
                             executive officer)



/s/ Gregory S. Daily         President; Director                June 9, 1998
-------------------------
Gregory S. Daily

    Name                      Title(s)                           Date
    ----                      --------                           ----


/s/ Clay M. Whitson         Chief Financial Officer and         June 9, 1998
------------------------    Treasurer
Clay M. Whitson             (principal financial officer)



/s/ Vickie G. Johnson       Chief Accounting Officer and        June 9, 1998
------------------------    Secretary
Vickie G. Johnson           (principal accounting officer)



/s/ Leslie D. Coble          Director                           June 9, 1998
------------------------
Leslie D. Coble



/s/ Stephen D. Kane          Director                           June 9, 1998
------------------------
Stephen D. Kane



/s/ Robert C. Fisher, Jr.    Director                           June 9, 1998
-------------------------
Robert C. Fisher, Jr.



/s/ Harold L. Siebert        Director                           June 9, 1998
------------------------
Harold L. Siebert

                               INDEX TO EXHIBITS

Exhibit                                                                  Page
Number                                                                  Number
-------                                                                 ------

5. Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company

23(a).    Consent of Price Waterhouse LLP

23(b). Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in Exhibit 5)

24.       Power of Attorney (included on signature page)